Exhibit 99.1

News Release
Investor Contacts:
Trey Clark, +1.713.439.8039, trey.clark@bakerhughes.com
Eric Holcomb, +1.713.439.8822, eric.s.holcomb@bakerhughes.com
Media Contact:
Teresa Wong, +1.713.439.8110, teresa.wong@bakerhughes.com
Baker Hughes Incorporated 2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces First Quarter Results
HOUSTON, Texas (April 19, 2013) – Baker Hughes Incorporated (NYSE: BHI) announced today adjusted net income (a non-GAAP measure) for the first quarter of 2013 of $290 million or $0.65 per diluted share. This compares to net income of $0.49 per diluted share for the fourth quarter of 2012, and $0.86 per diluted share for the first quarter of 2012.
Adjusted net income for the first quarter of 2013 excludes a foreign exchange loss of $23 million before and after-tax ($0.05 per diluted share) related to the devaluation of Venezuela's currency in February 2013.
On a GAAP basis, net income attributable to Baker Hughes for the first quarter of 2013 was $267 million or $0.60 per diluted share compared to net income of $0.49 per diluted share for the fourth quarter of 2012, and $0.86 per diluted share for the first quarter of 2012. Please see Table 1 for a reconciliation of GAAP to non-GAAP financial measures.
Revenue for the first quarter of 2013 was $5.23 billion, down 2% compared to $5.33 billion for the fourth quarter of 2012 and down 2% compared to $5.36 billion for the first quarter of 2012.
“Our first quarter results reflect improvement in our North America segment,” said Martin Craighead, Baker Hughes' President and Chief Executive Officer. “The increased revenues and profit margins in North America are due to higher activity levels in Canada, along with improved utilization in our Pressure Pumping business despite a 3% decline in the U.S. onshore rig count since last quarter. Following five consecutive quarters of declines in the U.S. rig count, we are now forecasting a modest increase for the remainder of the year.”
Craighead continued, “Across our international segments, we saw our typical seasonal declines during the quarter, with particular weakness in our Europe/Africa/Russia Caspian segment. However, I am pleased with the improving performance of our Middle East region where we continue to grow our integrated operations business, and expand our product offering to include Pressure Pumping services. For the first time, the Middle East/Asia Pacific segment has ended the quarter as our largest international segment. This reflects the investments we have made over the years to extend our global infrastructure and expand our capabilities to win complex integrated operations work.
“During the quarter, the Gulf of Mexico was impacted by industry-wide delays. However, we are very encouraged by the long-term potential of this deepwater market, as well as for Norway, where we have leading positions. Both of these markets demand the products and services that only high-technology, quality service providers such as Baker Hughes can provide,” he said.

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Baker Hughes Announces First Quarter Results

Cash increased $86 million to $1.10 billion as of March 31, 2013, compared to $1.02 billion at December 31, 2012. Debt increased by $176 million to $5.09 billion compared to the fourth quarter of 2012.
Capital expenditures were $490 million, a decrease of $237 million compared to the fourth quarter of 2012. Depreciation and amortization expense was $415 million, and dividend payments were $66 million in the first quarter of 2013.
Adjusted EBITDA (a non-GAAP measure) in the first quarter of 2013 was $893 million, an increase of $36 million compared to the fourth quarter of 2012. A reconciliation of net income attributable to Baker Hughes to Adjusted EBITDA is provided in Table 2. Supplemental financial information for revenue and adjusted operating profit before tax (a non-GAAP measure) is provided in Table 5.

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Baker Hughes Announces First Quarter Results

Consolidated Condensed Statements of Income
(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In millions, except per share amounts)	2013	2012	2012
Revenue	$5,230	$5,355	$5,325
Costs and Expenses:
Cost of revenue	4,326	4,265	4,441
Research and engineering	127	124	127
Marketing, general and administrative	322	339	317
Total costs and expenses	4,775	4,728	4,885
Operating income	455	627	440
Interest expense, net	(55)	(54)	(57)
Income before income taxes	400	573	383
Income taxes	(132)	(193)	(168)
Net income	268	380	215
Net income attributable to noncontrolling interests	(1)	(1)	(1)
Net income attributable to Baker Hughes	$267	$379	$214

Basic earnings per share attributable to Baker Hughes	$0.60	$0.86	$0.49
Diluted earnings per share attributable to Baker Hughes	$0.60	$0.86	$0.49

Weighted average shares outstanding, basic	443	439	440
Weighted average shares outstanding, diluted	444	440	441

Depreciation and amortization expense	$415	$363	$417
Capital expenditures	$490	$671	$727

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Baker Hughes Announces First Quarter Results

Consolidated Condensed Balance Sheets
(Unaudited)

	March 31,	December 31,
(In millions)	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$1,101	$1,015
Accounts receivable - less allowance for doubtful accounts (2013 - $279, 2012 - $308)	5,096	4,815
Inventories, net	3,880	3,781
Other current assets	758	806
Total current assets	10,835	10,417
Property, plant and equipment, net	8,753	8,707
Goodwill	5,956	5,958
Intangible assets, net	963	993
Other assets	647	614
Total assets	$27,154	$26,689
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$2,024	$1,737
Short-term debt and current portion of long-term debt	1,248	1,079
Accrued employee compensation	613	646
Other accrued liabilities	611	662
Total current liabilities	4,496	4,124
Long-term debt	3,844	3,837
Deferred income taxes and other tax liabilities	721	745
Long-term liabilities	675	715
Equity	17,418	17,268
Total liabilities and equity	$27,154	$26,689

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Baker Hughes Announces First Quarter Results

Consolidated Condensed Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In millions)	2013	2012
Cash flows from operating activities:
Net income	$268	$380
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	415	363
Other, primarily working capital	(297)	(819)
Net cash flows provided by (used in) operating activities	386	(76)
Cash flows from investing activities:
Expenditures for capital assets	(490)	(671)
Other	94	103
Net cash flows used in investing activities	(396)	(568)
Cash flows from financing activities:
Net proceeds from issuance of debt	176	449
Dividends	(66)	(65)
Other	(10)	(13)
Net cash flows provided by financing activities	100	371
Effect of foreign exchange rate changes on cash	(4)	3
Increase (decrease) in cash and cash equivalents	86	(270)
Cash and cash equivalents, beginning of period	1,015	1,050
Cash and cash equivalents, end of period	$1,101	$780

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Table 1: Reconciliation of GAAP and Non-GAAP Financial Measures
The following table reconciles net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted net income1 (a non-GAAP financial measure). This excludes identified items with respect to the first quarter of 2013. There were no identified items requiring adjustment for the first and fourth quarters of 2012.

	Three Months Ended March 31, 2013
(Unaudited) (In millions, except per share amounts)	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$267	$0.60
Identified items:
Devaluation of Venezuelan currency[2]	$23	$0.05
Adjusted net income (non-GAAP)[1]	$290	$0.65

1
Adjusted net income is a non-GAAP measure comprised of net income attributable to Baker Hughes excluding the impact of certain identified items. The Company believes that adjusted net income is useful to investors because it is a consistent measure of the underlying results of the Company’s business. Furthermore, management uses adjusted net income as a measure of the performance of the Company’s operations.

2
Foreign exchange loss of $23 million before and after-tax due to the devaluation of Venezuela's currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar, which applied to our local currency denominated balances.

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Table 2: Calculation of EBIT, EBITDA and Adjusted EBITDA (non-GAAP measures)1

	Three Months Ended
	March 31,		December 31,
(In millions)	2013	2012	2012
Net income attributable to Baker Hughes	$267	$379	$214
Net income attributable to noncontrolling interests	1	1	1
Income taxes	132	193	168
Income before income taxes	400	573	383
Interest expense, net	55	54	57
Earnings before interest and taxes (EBIT)	455	627	440
Depreciation and amortization expense	415	363	417
Earnings before interest, taxes, depreciation and amortization (EBITDA)	870	990	857
Adjustments to EBITDA
Devaluation of Venezuelan currency[2]	23	—	—
Adjusted EBITDA	$893	$990	$857

1
EBIT, EBITDA and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measures. Management is providing these measures because it believes that such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

2
Foreign exchange loss of $23 million before and after-tax due to the devaluation of Venezuela's currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar, which applied to our local currency denominated balances. There were no identified items requiring adjustment for the first and fourth quarters of 2012.

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Table 3: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Three Months Ended
	March 31,		December 31,
(In millions)	2013	2012	2012
Segment Revenue
North America	$2,603	$2,863	$2,559
Latin America	590	573	639
Europe/Africa/Russia Caspian	854	893	950
Middle East/Asia Pacific	894	745	882
Industrial Services and Other	289	281	295
Total Operations	$5,230	$5,355	$5,325
Profit Before Tax
North America	$235	$401	$222
Latin America[2]	49	67	8
Europe/Africa/Russia Caspian	93	153	173
Middle East/Asia Pacific	116	75	81
Industrial Services and Other	24	22	27
Total Operations	$517	$718	$511
Corporate and Other Profit Before Tax
Interest expense, net	(55)	(54)	(57)
Corporate and other	(62)	(91)	(71)
Corporate, net interest and other	(117)	(145)	(128)
Profit Before Tax	$400	$573	$383
Profit Before Tax Margin[1]
North America	9%	14%	9%
Latin America[2]	8%	12%	1%
Europe/Africa/Russia Caspian	11%	17%	18%
Middle East/Asia Pacific	13%	10%	9%
Industrial Services and Other	8%	8%	9%
Total Operations	10%	13%	10%

1
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

2
Profit before tax and profit before tax margin include a foreign exchange loss of $23 million before-tax due to the devaluation of Venezuela's currency in the first quarter of 2013, and a provision for bad debt of $63 million before-tax in Latin America in the fourth quarter of 2012.

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Table 4: Adjustments to Operating Profit Before Tax1

(In millions)	Three Months Ended March 31, 2013
Adjustments to Operating Profit Before Tax
North America	$—
Latin America[2]	23
Europe/Africa/Russia Caspian	—
Middle East/Asia Pacific	—
Industrial Services	—
Total Operations	$23

1	There were no items identified requiring adjustment in the first and fourth quarters of 2012.
2
Foreign exchange loss of $23 million before-tax due to the devaluation of Venezuela's currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar, which applied to our local currency denominated balances.

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Table 5: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin, excluding the $23 million charge for the devaluation of the Venezuelan currency recorded in the first quarter of 2013 (see Table 4). There were no items requiring adjustment for the first and fourth quarters of 2012.

	Three Months Ended
	March 31,		December 31,
(In millions)	2013	2012	2012
Segment Revenue
North America	$2,603	$2,863	$2,559
Latin America	590	573	639
Europe/Africa/Russia Caspian	854	893	950
Middle East/Asia Pacific	894	745	882
Industrial Services and Other	289	281	295
Total Operations	$5,230	$5,355	$5,325
Operating Profit Before Tax[1]
North America	$235	$401	$222
Latin America[2]	72	67	8
Europe/Africa/Russia Caspian	93	153	173
Middle East/Asia Pacific	116	75	81
Industrial Services and Other	24	22	27
Total Operations	$540	$718	$511
Operating Profit Before Tax Margin[1]
North America	9%	14%	9%
Latin America[2]	12%	12%	1%
Europe/Africa/Russia Caspian	11%	17%	18%
Middle East/Asia Pacific	13%	10%	9%
Industrial Services and Other	8%	8%	9%
Total Operations	10%	13%	10%

1
Operating profit before tax is a non-GAAP measure defined as profit before tax ("income before income taxes") less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2	Profit before tax and profit before tax margin in the fourth quarter of 2012 include a provision for bad debt of $63 million before-tax in Latin America.

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Baker Hughes Operational Highlights
In March 2013, Baker Hughes participated in the first successful marine methane-hydrate production test well for a Japanese customer. The test was conducted from a drillship in the Nankai Trough, approximately 60 km off the southeast coast of Japan. We were contracted to conduct an engineering study to design a completion system that would reduce the pressure in the hydrate reservoir enough to break the hydrate down to methane and water, control sand during production, and acquire large amounts of downhole data to be used in subsequent reservoir modeling. Baker Hughes also provided the completion fluids, pressure pumping, electronic submersible pump and wellbore intervention services for the test well.
Baker Hughes introduced its JewelSuite™ 3D subsurface modeling software with 3D geomechanics functionality that enables customers to minimize drilling risk and optimize well design. JewelSuite builds on the Baker Hughes JewelEarth™ platform and is designed to enable our customers to find sweet spots in the shale plays, understand conductivity better, optimize well placements and ultimately plan the ideal fracture design. The system combines Baker Hughes' JewelSuite reservoir modeling software with Abaqus™ Finite Element Analysis software.
In Russia, Baker Hughes was awarded two major contracts for our FracPoint™ technology to supply more than 80 sets of openhole completions in Russia to be delivered over the next three years. These contracts represent the largest international awards for Baker Hughes FracPoint technology to date.
Supplemental Financial Information
Supplemental financial information can be found on the Company's website at: www.bakerhughes.com/investor in the Financial Information section.
Conference Call
The Company has scheduled a conference call to discuss management’s outlook and the results reported in today’s earnings announcement. The call will begin at 8 a.m. Eastern time, 7 a.m. Central time on Friday, April 19, 2013, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the Company’s website and available for real-time viewing. To access the call, please call the conference call operator at: 800-446-1671 in the U.S., or 847-413-3362 for international calls. Please call in 20 minutes prior to the scheduled start time and ask for the “Baker Hughes Conference Call.”  A replay of the call will be available through Friday, May 3, 2013. The number for the replay is: 888-843-7419 in the United States, or 630-652-3042 for international calls, and the access code is: 34404573. To access the webcast, go to our Events and Presentations page on the Company's website at: http://www.bakerhughes.com/investor.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward–looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward–looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and those set forth from time-to-time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at: http://www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and

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Analysis Retrieval System (“EDGAR”) at: http://www.sec.gov. We undertake no obligation to publicly update or revise any forward–looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.
These forward looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the following risk factors and the timing of any of these risk factors:
Economic conditions – the impact of worldwide economic conditions and sovereign debt crises in Europe; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans; and foreign currency exchange fluctuations and changes in the capital markets in locations where we operate.
Oil and gas market conditions – the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks – war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum–producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks.
Price, market share, contract terms, and customer payments – our ability to obtain market prices for our products and services; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.

Costs and availability of resources – our ability to manage the costs, availability, distribution and delivery of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, gel, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.
Litigation and changes in laws or regulatory conditions – the potential for unexpected litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the U.S. and other countries in which we operate; outcome of government and legal proceedings, as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the Company does business; new laws, regulations and policies that could have a significant impact on the future

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operations and conduct of all businesses; laws, regulations or restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling or permit and operational delays or program reductions as a result of the regulations in the Gulf of Mexico and other areas of the world; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
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Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The Company’s 58,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information on Baker Hughes’ century-long history, visit: www.bakerhughes.com.